UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

V.I. Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

$2.24

(2)	Form, schedule or registration statement no.:

333-116796

(3)	Filing party:

V.I. Technologies, Inc.

(4)	Date filed:

June 24, 2004

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF V.I. TECHNOLOGIES, INC. TO BE HELD ON OCTOBER 13, 2004

To the Stockholders of V.I. Technologies, Inc.:

A special meeting of V.I. Technologies, Inc., or VITEX, will be held on October 13, 2004, at 10:00 a.m., Eastern Time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts. The special meeting was originally scheduled for and convened on August 20, 2004. The special meeting has been adjourned to October 13, 2004 to allow VITEX additional time to continue discussions with respect to the financing proposals and merger. This Notice is being provided to you in accordance with Section 222(c) of the Delaware General Corporation Law. The special meeting will be held for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2004, by and among VITEX, Panacos Pharmaceuticals, Inc., and certain stockholders of Panacos, and the merger, as further described in the Joint Proxy Statement – Prospectus, dated as of July 13, 2004 (the “Joint Proxy Statement – Prospectus”);

2.	To adopt the Supplemental Equity Compensation Plan, as further described in the Joint Proxy Statement – Prospectus;

3.	To amend VITEX’s Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 150,000,000 shares, as further described in the Joint Proxy Statement – Prospectus; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement.

The Joint Proxy Statement—Prospectus was mailed to stockholders of VITEX on or about July 16, 2004, to stockholders of record as of July 13, 2004. Only stockholders as of that date may vote at the meeting, and only stockholders or their proxy holders and VITEX guests may attend the meeting. A list of stockholders entitled to vote will be kept at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts for ten days before the meeting. Any stockholder who has already submitted its proxy may revoke such proxy by following the procedures described in the Joint Proxy Statement – Prospectus at any time prior to or during the reconvened special meeting. Please note that previously submitted proxies will be voted at the reconvened meeting in accordance with the instructions provided therein unless such proxies are revoked prior to the reconvened meeting.

Your vote is important. You are urged to attend the special meeting in person, but if you are unable to do so, the Board of Directors would appreciate the prompt return of your proxy card, dated and signed, or, if your proxy card or voting instruction form so indicates, your prompt vote electronically via the Internet or telephone. We encourage you to vote electronically if you have that option. If you have already voted, the Board of Directors thanks you.

/s/ THOMAS T. HIGGINS
Thomas T. Higgins Secretary

September 30, 2004

Watertown, Massachusetts